UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 5, 2006
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 5, 2006, Discovery Laboratories, Inc. (the “Company”) announced the receipt of a second Approvable Letter from the U.S. Food and Drug Administration (FDA) for the Company’s lead product candidate, Surfaxin® (lucinactant) for the prevention of Respiratory Distress Syndrome (RDS) in premature infants. The Approvable Letter is an official notification from the FDA and contains conditions that must be satisfied by the Company prior to obtaining final U.S. marketing approval. Specifically, the FDA is requesting certain information primarily focused on the Chemistry, Manufacturing and Controls (CMC) section of the New Drug Application (NDA). Consistent with its previous review, the FDA does not have any clinical or statistical comments. The Company is in the process of arranging a meeting with the FDA regarding conditions for final approval. The Company anticipates that this meeting will clarify timelines with respect to its response to the FDA. This is the second Approvable Letter received by the Company from the FDA since the Company's NDA for Surfaxin was filed in April 2004. The Company’s previously submitted responses to the first Approvable Letter were accepted by the FDA as a complete response in October 2005. The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release dated April 5, 2006.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:  /s/ Robert J. Capetola
Name: Robert J. Capetola, Ph.D.
Title: President and Chief Executive Officer

Date: April 5, 2006